UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – July 14, 2026

WEST PHARMACEUTICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Herman O. West Drive, Exton, PA		19341-1147
(Address of principal executive offices)		(Zip Code)
 Registrant’s telephone number, including area code: 610-594-2900

Not Applicable
(Former name or address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.25 per share	WST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

West Pharmaceutical Services, Inc. (the "Company") and Daikyo Seiko, Ltd. ("Daikyo") have entered into an Amended and Restated Technology Exchange and Crosslicense Agreement (the “Crosslicense Agreement”) as well as two Distributorship Agreements (the “Distributorship Agreements”) effective July 14, 2026 (the “Agreements”). The Company maintains a 49% ownership interest in Daikyo.

The terms of the Agreements are substantially similar to the terms of the Amended and Restated Technology Exchange and Crosslicense Agreement dated January 18, 2017 and the two Distributorship Agreements dated January 18, 2017 between the parties, as amended by the Letter Agreement dated July 2, 2018 and the Amendment Agreement dated October 15, 2019.

Under the Crosslicense Agreement, each party has agreed to share with the other its know-how relating to, and to cooperate in the joint development of, closures, vials, cartridges, syringes, medical device components and similar products used in connection with the packaging, delivery, administration or dispensing of pharmaceutical products. The Crosslicense Agreement permits each party to license the other’s know-how, patents and trademarks in the manufacture, use and sale of those products. Daikyo’s license from West is non-exclusive and West’s license from Daikyo is exclusive outside of Japan subject to certain limited exceptions. The Crosslicense Agreement is royalty-free except for a fixed royalty rate that is generally applicable to the licensing of certain patents and non-patented technical information.

One Distributorship Agreement authorizes the Company as the exclusive distributor of Daikyo products in all countries other than Japan, subject to certain limited exceptions. The other Distributorship Agreement authorizes Daikyo as a non-exclusive distributor of Company products in Japan. Both Distributorship Agreements are otherwise substantially similar in material terms and conditions.

Each of the Agreements has a 10-year term. Each Agreement may be terminated before its respective term expires under certain circumstances, including, but not limited to, mutual written consent or in the event of a change in control of either party. If the Crosslicense Agreement is terminated, the parties have agreed to negotiate within a specified period the terms under which they may continue to use the know-how and trademarks and to make, use or sell products under licensed patents.

The foregoing descriptions of each of the Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Agreements, redacted copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending on September 30, 2026.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit No.	Description
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2026	WEST PHARMACEUTICAL SERVICES, INC.

By:	/s/ Norman D. Finch Jr.
Norman D. Finch Jr.
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
4